Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Riley, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, to the Registration Statement on Form S-8 to be filed with respect to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Donald R. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2018
Donald R. Riley

/s/ Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 1, 2018
Mark E. Johnson

/s/ Bradley S. Little	Vice President — Finance and Chief Accounting Officer (Principal Accounting Officer)	March 1, 2018
Bradley S. Little

James S. Metcalf	Chairman of the Board	February 28, 2018
/s/ James S. Metcalf

Kathleen J. Affeldt	Director	February 28, 2018
/s/ Kathleen J. Affeldt

George L. Ball	Director	March 28, 2018
/s/ George L. Ball

James G. Berges	Director	February 28, 2018
/s/ James G. Berges

Gary L. Forbes	Director	March 28, 2018
/s/ Gary L. Forbes

John J. Holland	Director	March 28, 2018
/s/ John J. Holland

Lawrence J. Kremer	Director	February 28, 2018
/s/ Lawrence J. Kremer

George Martinez	Director	March 28, 2018
/s/ George Martinez

Nathan K. Sleeper	Director	March 28, 2018
/s/ Nathan K. Sleeper

William R. VanArsdale	Director	February 28, 2018
/s/ William R. VanArsdale

Jonathan L. Zrebiec	Director	March 28, 2018
/s/ Jonathan L. Zrebiec